UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 21, 2010

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

(715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 21, 2010, Renaissance Learning, Inc., a Wisconsin corporation (the “Company”), held its annual meeting of shareholders (the “2010 Annual Meeting”).  The following  matters were voted upon at the 2010 Annual Meeting:

(1)

To elect the seven directors nominated by the board of directors to serve as directors of the Company until the 2011 annual meeting of shareholders and until their successors are elected and qualified.  The results of this proposal are as follows:

	For	Withheld
(1) Judith Ames Paul	26,666,638	20,486
(2) Terrence D. Paul	26,666,751	20,373
(3) Randall J. Erickson	26,666,751	20,373
(4) John H. Grunewald	26,665,751	21,373
(5) Harold E. Jordan	26,666,751	20,373
(6) Mark D. Musick	26,666,751	20,373
(7) Addison L. Piper	26,666,751	20,373

(2)

To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2010.  The results of this proposal are as follows:

For	Against	Abstain
28,664,293	17,944	18,203

Item 8.01.  Other Events.

On April 21, 2010, the Company issued a press release (the “Press Release”) announcing the Company’s declaration of a quarterly cash dividend of $.08 per share of Company common stock to be paid June 1, 2010 to the Company’s shareholders of record as of May 7, 2010.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Press Release dated April 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 22, 2010

RENAISSANCE LEARNING, INC.

By:

/s/ Mary T. Minch

Mary T. Minch

Executive Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 21, 2010

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